Exhibit 99
News Release
First Midwest Bancorp 300 Park Blvd., Suite 405 P.O. Box 459 Itasca, Illinois 60143-9768 (630) 875-7450
FOR IMMEDIATE RELEASE	CONTACT:	Donald J. Swistowicz (630) 875-7460 www.firstmidwest.com
	TRADED: SYMBOL:	Nasdaq FMBI
FIRST MIDWEST BANCORP DECLARES FIRST QUARTER DIVIDEND

ITASCA, IL, FEBRUARY 21, 2001 - First Midwest Bancorp, Inc. (Nasdaq: FMBI) today announced the declaration of a quarterly cash dividend on its common stock of $0.20 per share, 11% higher than 2000's first quarter dividend. The new quarterly cash dividend will be payable April 24, 2001 to shareholders of record on March 30, 2001.

With assets of $5.9 billion, First Midwest is the largest independent and seventh overall largest banking company in the highly attractive suburban Chicago banking market. As the premier independent suburban Chicago banking company, First Midwest provides commercial banking, trust, investment management, mortgage and related financial services to a broad array of customers through 73 offices located in more than 40 communities.

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